Exhibit 15.1

Consent of Independent Registered Public Accounting Firms

The Board of Directors

BHP Billiton Limited and BHP Billiton Plc:

We consent to the incorporation by reference in the registration statement (No. 333-162380) on Form F-3 of BHP Billiton Finance (USA) Limited and the registration statements (Nos. 333-100496, 333-141531 and 333-160636) on Form S-8 of BHP Billiton Limited of our reports dated 21 September 2011, with respect to the consolidated balance sheets of the BHP Billiton Group (comprising BHP Billiton Plc, BHP Billiton Limited and their respective subsidiaries) as of 30 June 2011 and 2010, and the related consolidated income statements, consolidated statements of comprehensive income, consolidated statements of changes in equity and consolidated cash flow statements for each of the years in the three-year period ended 30 June 2011, and the effectiveness of internal control over financial reporting as of 30 June 2011, which reports appear in the 30 June 2011 Annual Report on Form 20-F of the BHP Billiton Group.

/s/ KPMG Audit Plc	/s/ KPMG
KPMG Audit Plc	KPMG
London, United Kingdom	Melbourne, Australia
21 September 2011	21 September 2011